                                                                    EXHIBIT 10.7

                                  AMENDMENT TO

          SUBURBAN PROPANE SEVERANCE PROTECTION PLAN FOR KEY EMPLOYEES

Pursuant to its terms, the Suburban Propane Severance protection Plan for Key
Employees (and each individual agreement thereunder) (collectively, the "Plan"), the Board of Supervisors of Suburban Propane Partners, L.P. (the "Partnership"),
hereby amends the Plan as follows:

1. The Plan is hereby amended by adding the following paragraph: to the end thereof:

                  In the event any additional taxes are imposed under Section
         409A of the Code (i.e., an amount calculated as interest under
         409A(a)(1)(B)(ii) or an amount described as an additional 20% of includable compensation under 409A(a)(1)(B)(i)(II) of the Code) on any compensation to which you are entitled pursuant to this Agreement, the
         Partnership shall pay you (x) an amount equal to such additional taxes and (y) an additional amount such that after payment of any additional federal, state and local income and employment taxes by reason of the amounts paid by the Partnership pursuant to this paragraph, you shall receive an amount equal to the additional taxes described in clause
         (x). The determination as to whether such additional taxes will apply shall be made by the Partnership and payment shall (to the extent the
         Partnership has knowledge of such additional taxes) be made by the
         Partnership prior to the date the additional taxes are due to be paid by you. The Partnership's determination with respect to the applicability and amount of additional taxes shall be final and binding on you and any other persons deriving their rights under this Agreement from you.

2. The officers of the Partnership are authorized to take such actions as are necessary to put into effect the foregoing amendment.

         This amendment shall be effective as of ____ day of _____, ______.

                                               By:
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                                               Date:
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